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                                                                   EXHIBIT 10.12


                              NVIDIA CORPORATION
                1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           NONSTATUTORY STOCK OPTION
                               (COMMITTEE GRANT)

_______________, Optionee:

     On __________________, 199___, an option was automatically granted to you (the "Optionee") pursuant to the NVIDIA Corporation (the "Company") 1998 Non-Employee Directors' Stock Option Plan (the "Plan") to purchase shares of the Company's common stock ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The grant hereunder is intended to reward you for your forthcoming service on the _______________ Committee (the "Committee") of the Board of Directors of the Company in connection with and in furtherance of the Company's compensatory benefit plan for Non-Employee Directors (as defined in the Plan).

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is _________ (______) shares./1/

     2. The exercise price of this option is _________________________ ($________) per share, such amount being equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant of this option.

     3.  (a)  This option shall vest and become exercisable in full on the one
(1)-year anniversary of the date of grant, provided that, during the entire period prior to such vesting, you have continuously served as a member of the Committee and you have attended at least seventy-five percent (75%) of the regularly scheduled meetings of the Committee.

         (b) If your service as a member of the Committee terminates between the date of grant of this option and the one (1)-year anniversary of the date of grant of this option due to your disability or death, then this option shall immediately vest and become exercisable on a monthly pro rata basis, provided that, during the entire period prior to such vesting, you have continuously served as a member of the Committee.

_________________
/1/ The total number of shares subject to a Committee Grant shall be five thousand (5,000) shares unless the Optionee has not served as a Non-Employee Director for the entire period since the preceding Annual Meeting of Shareholders of the Company (or since March 30, 1997 if the Committee Grant was granted on March 30, 1998), in which event the number of shares subject to the Committee Grant shall be reduced pro rata for each full quarter prior to the date of grant of the Committee Grant during which the Optionee did not serve as a Non-Employee Director.
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         (c)  Unless this option sooner vests and becomes exercisable as provided in subsection 3(a) or subsection 3(b), this option shall vest annually over the four (4)-year period following the date of grant at the rate of ten percent (10%) per year for the first three (3) years and seventy percent (70%) for the fourth (4th) year such that this option shall become fully vested and exercisable on the four (4)-year anniversary of the date of grant of this option, provided that, during the entire period prior to each such vesting installment date, you have continuously served as a Non-Employee Director or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company, whereupon this option shall become fully vested and exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

         (d) If your service as a Non-Employee Director or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company terminates for any reason or for no reason, this option shall be exercisable only to the extent vested on such termination date, and shall terminate to the extent not exercised on the earlier of the Expiration Date (as defined below) or the date twelve (12) months following the date of termination of all such service; provided, however, that if such termination of service is due to your death, this option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of your death.

     4. (a) You may exercise this option, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 6 of the Plan. You may exercise this option only for whole shares.

         (b) You may elect to pay the exercise price under one of the following alternatives:

              (i)   Payment in cash or check at the time of exercise;

              (ii) Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of Common Stock already owned by you, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its Fair Market Value on the date preceding the date of exercise;

              (iii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock; or

              (iv) Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

         (c) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax-withholding obligation of the Company arising by reason of the exercise of this option.
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Notwithstanding anything to the contrary contained herein, you may not exercise this option unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     5. This option is not transferable except (i) by will or by the laws of descent and distribution, (ii) by written designation which takes effect upon your death, (iii) by written instruction, in a form accepted by the Company, to your spouse, children, stepchildren, or grandchildren (whether adopted or natural), to a trust, family limited liability company or family partnership created solely for the benefit of you and the foregoing persons, or (iv) to your former spouse (if transfer is pursuant to a judicial decree dissolving your marriage). During your life this option is exercisable only by you or a transferee satisfying the above conditions. The right of a transferee to exercise the transferred portion of this option after your termination of employment with the Company shall terminate in accordance with your right of exercise under Section 5 of this option, and after your death under Section 6 of this option (treating the transferee as a person who acquired the right to exercise this option by bequest or inheritance. The terms of this option shall be binding upon the transferees, executors, administrators, heirs, successors, and assigns of the Optionee. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

     6. The term of this option ("Expiration Date") is ten (10) years measured from the grant date, subject, however, to earlier termination upon your termination of service, as set forth in Section 6 of the Plan.

     7. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     8. This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.
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     9.  Notwithstanding anything to the foregoing, this option shall not be exercisable in whole or in part unless and until the Company's shareholders have approved the Plan.

     Dated the ____ day of ___________, 19___.

                              Very truly yours,

                              NVIDIA CORPORATION

                              By:____________________________________________
                                    Duly authorized on behalf of the Board of
                                    Directors

ATTACHMENT:

1998 Non-Employee Directors' Stock Option Plan


                                 *  *  *  *  *

The Undersigned:

         (a) Acknowledges receipt of the foregoing option and the attachment referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

         (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of Common Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company and (ii) the following agreements only:

          NONE:__________________________________________

          OTHER:_________________________________________

                _________________________________________

                _________________________________________



                                    ____________________________________________
                                    Optionee
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                              NOTICE OF EXERCISE

NVIDIA Corporation
1226 Tiros Way
Sunnyvale, CA 94085                      Date of Exercise:______________________

Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

     Stock option dated:                 _______________

     Number of shares as to which
     option is exercised:                _______________

     Certificates to be
     issued in name of:                  _______________

     Total exercise price:               $______________

     Cash payment delivered
     herewith:                           $______________

     Value of __________ shares
     of common stock delivered
     herewith/1/:                        _______________


     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1998 Non-Employee Directors' Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

                                    Very truly yours,



                                    ______________________________________


_______________
/1/ Shares must meet the public trading requirements set forth in the option.
     Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.